UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2022

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) appointed Mike McElhaugh, age 48, as the Company’s Chief Operating Officer, effective as of November 1, 2022 (the “Effective Date”).

Mr. McElhaugh has served as the Company’s Chief Business Officer since December 2018 and has been with the Company since July 2014. Mr. McElhaugh was one of the co-founders of OnCore Biopharma (“OnCore”) and served as its Chief Operating Officer before OnCore was acquired by the Company in March 2015. Previously, from March 2012 to May 2014 he was the Director, Hepatitis C Worldwide Commercialization at Bristol Myers Squibb, a pharmaceutical company. Prior to Bristol Myers Squibb, Mr. McElhaugh was the Director, Business Development and Market Analytics at Pharmasset, Inc. from September 2008 until its acquisition by Gilead Sciences Inc. in January 2012 and remained in that position after the acquisition until March 2012. He also previously held various positions at Viropharma, Inc. and at Merck and Co., Inc. Mr. McElhaugh received his B.S. degree from St. Joseph’s University, his M.S. degree from Thomas Jefferson University and his M.B.A. degree from the Johnson Graduate School of Management at Cornell University.

Mr. McElhaugh and the Company are party to that certain Executive Employment Agreement, dated July 10, 2015, as amended by that certain First Amendment to Executive Employment Agreement, dated April 20, 2016, and that certain Second Amendment to Executive Employment Agreement dated December 11, 2018 (the “Existing Employment Agreement”), which is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2019. In connection with Mr. McElhaugh’s appointment, Mr. McElhaugh and the Company entered into that certain Third Amendment to Executive Employment Agreement, effective as of the Effective Date (the “Employment Agreement Amendment”), to reflect an increase in Mr. McElhaugh’s annual base salary to $460,000 and a change in title to Chief Operating Officer, both effective as of the Effective Date. There were no other changes made to the Existing Employment Agreement. A copy of the Employment Agreement Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. McElhaugh and the Company previously entered into the Company’s standard indemnity, which form is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022.

There are no arrangements or understandings between Mr. McElhaugh and any other persons pursuant to which Mr. McElhaugh was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. McElhaugh and any director or executive officer of the Company and Mr. McElhaugh has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Executive Employment Agreement, dated November 1, 2022, by and between the Company and Michael McElhaugh.
104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ David C. Hastings
Name:	David C. Hastings
Title:	Chief Financial Officer